Exhibit 10.2

AMENDMENT TO WORKING CAPITAL LOAN AGREEMENT

This AMENDMENT TO WORKING CAPITAL LOAN AGREEMENT (the “Amendment”), dated as of December 1, 2008 (the “Effective Date”), among MGG MIDSTREAM HOLDINGS, L.P., a limited partnership organized and existing under the laws of the State of Delaware with principal offices at One Williams Center, Tulsa, Oklahoma 74172 (“Lender”), MAGELLAN MIDSTREAM HOLDINGS, L.P., a limited partnership organized and existing under the laws of the State of Delaware with principal offices at One Williams Center, Tulsa, Oklahoma 74172 (“Borrower”), Carlyle/Riverstone MLP Holdings, L.P., Madison Dearborn Capital Partners IV, L.P., Schwerin Company, LLC, Randolph Street Partners V and Special Co-Invest Partners I. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Working Capital Loan Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower and Lender are parties to that certain Working Capital Loan Agreement, dated as of January 1, 2008 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Working Capital Loan Agreement”);

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend certain provisions of the Working Capital Loan Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.	Amendments to Working Capital Loan Agreement.

1. The recitals to the Working Capital Loan Agreement are hereby amended by deleting the period at the end thereof and inserting the following in lieu thereof:

“, CARLYLE/RIVERSTONE MLP HOLDINGS, L.P. (“Carlyle/Riverstone”), MADISON DEARBORN CAPITAL PARTNERS IV, L.P. (“Madison Dearborn”), SCHWERIN COMPANY, LLC (“Schwerin”), RANDOLPH STREET PARTNERS V (“Randolph Street”) and SPECIAL CO-INVEST PARTNERS I (“Special Co-Invest,” and together with Carlyle/Riverstone, Madison Dearborn, Randolph Street and Special Co-Invest, the “Additional Parties” and each individually an “Additional Party”). Each Additional Party is a party hereto solely for purposes of Section 6 of this Agreement.”

2. Section 2 of the Working Capital Loan Agreement and the definition of Maturity Date contained therein is hereby amended by replacing the phrase “December 31, 2008” with “March 31, 2009” in lieu thereof.

3. Sections 5 through 25 of the Working Capital Loan Agreement are hereby amended by (i) renumbering Sections 5 through 25 as Sections 7 through 27, consecutively and respectively, and (ii) adding the following new Section 5:

“Third Party Loan. Borrower will use reasonable efforts to execute an agreement with a third-party lender pursuant to which such lender will provide Borrower with loans of no less than an aggregate principal amount outstanding of up to $2,000,000 (a “Third Party Facility”).”

and (iii) adding the following new Section 6:

“Retention of Assets. Subsequent to (i) the contribution of the general partner interest of Magellan Midstream Holdings GP, LLC (“MGG GP”) pursuant to that certain Contribution Agreement (the “Contribution Agreement”), dated as of December 1, 2008, by and among Lender, Borrower, MGG GP and MGG GP Holdings, LLC, (ii) the distribution of the common units representing limited partnership interests of Magellan Midstream Holdings, L.P. and assets in an amount such that, subsequent to the contribution described in clause (i) hereof and the distribution described in this clause, the Borrower shall retain assets with a fair market value equal to $5,000,000 on the date hereof (the “Retained Assets”), the Borrower shall not, nor shall any Additional Party cause the Borrower to, distribute any of the Retained Assets prior to the earlier of the Maturity Date or termination of this Agreement pursuant to Section 10 hereof. Such Retained Assets shall be free and clear of any and all liens and encumbrances.”

4. Section 8, renumbered as Section 10 by this Amendment, of the Working Capital Loan Agreement is hereby amended by adding the following sentence to the end thereof:

“This Agreement will automatically and immediately terminate upon the execution of a Third Party Facility. Such termination does not obviate Buyer’s obligation to pay to Lender all outstanding principal, interest and other payments owed under this Agreement in full upon such termination.”

5. Section 9, renumbered as Section 11 by this Amendment, of the Working Capital Loan Agreement is hereby amended by adding the following sentence immediately preceding the last sentence thereof:

“Notwithstanding any of the foregoing, in no event shall the consummation of the transactions contemplated by the Contribution Agreement constitute a “Default” as defined in this Section.”

II.	Miscellaneous Provisions.

1. The Working Capital Loan Agreement is modified only by the express provisions of this Amendment and this Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Working Capital Loan Agreement except as specifically set forth herein.

2. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Lender.

3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”).

5. From and after the Amendment Effective Date, all references in the Working Capital Loan Agreement shall be deemed to be references to the Working Capital Loan Agreement, as amended and modified hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their proper officers on the date and year first above written.

MGG MIDSTREAM HOLDINGS, L.P.

By:	MGG Midstream Holdings GP, LLC, its general partner

By:	/s/ Don R. Wellendorf
Name: Don R. Wellendorf
Title: President and Chief Executive Officer

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	/s/ John D. Chandler
Name: John D. Chandler
Title: Chief Financial Officer

CARLYLE/RIVERSTONE MLP HOLDINGS, L.P.

By:	Carlyle/Riverstone Energy Partners II, L.P., its general partner

By:	C/R Energy GP II, LLC, its general partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Authorized Person

SIGNATURE PAGE

AMENDMENT TO WORKING CAPITAL LOAN AGREEMENT

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P., its general partner

By:	Madison Dearborn Partners, LLC, its general partner

By:	/s/ Mark. B. Tresnowski
Name: Mark. B. Tresnowski
Title: Authorized Person

SCHWERIN COMPANY, LLC

By:	/s/ Michael F. Schwerin
Name: Michael F. Schwerin
Title: Authorized Person

RANDOLPH STREET PARTNERS V

By:	/s/ Jack S. Levin
Name: Jack S. Levin
Title: Authorized Person

SPECIAL CO-INVEST PARTNERS I

By:	/s/ William S. Kirsch
Name: William S. Kirsch
Title: Authorized Person

SIGNATURE PAGE

AMENDMENT TO WORKING CAPITAL LOAN AGREEMENT